Exhibit 10.12

Notice of Award
SMALL BUSINESS INNOVATION RESEARCH PROG Department of Health and Human Services National Institutes of Health NATIONAL INSTITUTE OF ALLERGY AND INFECTIOUS DISEASES	Issue Date: 08/23/2011

Grant Number: 2R44AI079935-03

Principal Investigator(s): Benjamin P Warner, PHD

Project Title: Selective Decorporation Agents for NIAID

Ms. Lori Peterson
Chief Operating Officer
Caldera Pharmaceutical, Inc. 278 DP Road, Suite D
Los Alamos, NM 875446333

Award e-mailed to: court@cpsci.com

Budget Period: 08/24/2011 – 07/31/2012

Project Period: 04/01/2008 – 07/31/2014

Dear Business Official:

The National Institutes of Health hereby awards a grant in the amount of $1,000,000 (see “Award Calculation” in Section I and “Terms and Conditions” in Section III) to CALDERA PHARMACEUTICALS, INC. in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 42 CFR PART 52 15 USC 638 and is subject to the requirements of this statute and regulation and of other referenced, incorporated or attached terms and conditions.

Acceptance of this award including the “Terms and Conditions” is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

Each publication, that cites results from NIH grant-supported research must include an acknowledgment of NIH grant support and disclaimer such as “The project described was supported by Grant Number R44AI079935 from the National Institute Of Allergy And Infectious Diseases. The content is solely the responsibility of the authors and does not necessarily represent the official views of the National Institute Of Allergy And Infectious Diseases or the National Institutes of Health.” Prior to issuing a press release concerning the outcome of this research, please notify the NIH awarding IC in advance to allow for coordination.

Award recipients are required to comply with the NIH Public Access Policy. This includes submission to PubMed Central (PMC), upon acceptance for publication, an electronic version of a final peer-reviewed, manuscript resulting from research supported in whole or in part, with direct costs from National Institutes of Health. The author's final peer-reviewed manuscript is defined as the final version accepted for journal publication, and includes all modifications from the publishing peer review process. For additional information, please visit
http://publicaccess.nih.gov/.

Award recipients must promote objectivity in research by establishing standards to ensure that the design, conduct and reporting of research funded under NIH-funded awards are not biased by a conflicting financial interest of an Investigator. Investigator is defined as the Principal Investigator and any other person who is responsible for the design, conduct, or reporting of NIHfunded research or proposed research, including the Investigator's spouse and dependent children. Awardees must have a written administrative process to identify and manage financial conflict of interest and must inform Investigators of the conflict of interest policy and of the Investigators' responsibilities. Prior to expenditure of these awarded funds, the Awardee must report to the NIH Awarding Component the existence of a conflicting interest and within 60 days of any new conflicting interests identified after the initial report. Awardees must comply with these and all other aspects of 42 CFR Part 50, Subpart F. These requirements also apply to subgrantees, contractors, or collaborators engaged by the Awardee under this award. The NIH website http://grants.nih.gov/grants/policy/coi/index.htm provides additional information.

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If you have any questions about this award, please contact the individual(s) referenced in Section IV.

Sincerely yours,

Dawn M. Mitchum
Grants Management Officer

NATIONAL INSTITUTE OF ALLERGY AND INFECTIOUS DISEASES

Additional information follows

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SECTION I – AWARD DATA – 2R44AI079935-03

Award Calculation (U.S. Dollars)
Salaries and Wages	$122,616
Fringe Benefits	$35,780
Supplies	$179,000
Travel Costs	$1,000
Consortium/Contractual Cost	$329,200

Federal Direct Costs	$667,596
Federal F&A Costs	$267,038
Approved Budget	$934,634
Fee	$65,366
Federal Share	$1,000,000
TOTAL FEDERAL AWARD AMOUNT	$1,000,000

AMOUNT OF THIS ACTION (FEDERAL SHARE)	$1,000,000

SUMMARY TOTALS FOR ALL YEARS
YR	THIS AWARD	CUMULATIVE TOTALS
3	$1,000,000	$1,000,000
4	$1,000,000	$1,000,000
5	$1,000,000	$1,000,000

Recommended future year total cost support, subject to the availability of funds and satisfactory progress of the project

Fiscal Information:

CFDA Number:	93.855
EIN:	1200982060A1
Document Number:	RAI079935B
Fiscal Year:	2011

IC	CAN	2011	2012	2013
AI	8476982	$ 1,000,000	$ 1,000,000	$ 1,000,000

Recommended future year total cost support, subject to the availability of funds and satisfactory progress of the project

NIH Administrative Data:
PCC: I5A BN / OC: 414B / Processed: MITCHUMD 08/17/2011

SECTION II – PAYMENT/HOTLINE INFORMATION – 2R44AI079935-03

For payment and HHS Office of Inspector General Hotline information, see the NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm

SECTION III – TERMS AND CONDITIONS – 2R44AI079935-03

This award is based on the application submitted to, and as approved by, NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a.	The grant program legislation and program regulation cited in this Notice of Award.
b.	Conditions on activities and expenditure of funds in other statutory requirements, such as those included in appropriations acts.
c.	45 CFR Part 74 or 45 CFR Part 92 as applicable.
d.	The NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.
e.	This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(See NIH Home Page at ‘http://grants.nih.gov/grants/policy/awardconditions.htm’ for certain references cited above.)
An unobligated balance may be carried over into the next budget period without Grants Management Officer prior approval.

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This grant is subject to Streamlined Noncompeting Award Procedures (SNAP).

This award is subject to the requirements of 2 CFR Part 25 for institutions to receive a Dun & Bradstreet Universal Numbering System (DUNS) number and maintain an active registration in the Central Contractor Registration. Should a consortium/subaward be issued under this award, a DUNS requirement must be included. See
http://grants.nih.gov/grants/policy/awardconditions.htm for the full NIH award term implementing this requirement and other additional information.

This award may be subject to the Transparency Act subaward and executive compensation reporting requirements of 2 CFR Part 170. See http://grants.nih.gov/grants/policy/awardconditions.htm for the full NIH award term implementing this requirement and additional award applicability information.

In accordance with P.L. 110-161, compliance with the NIH Public Access Policy is now mandatory. For more information, see NOT-OD-08-033 and the Public Access website: http://publicaccess.nih.gov/.

Treatment of Program Income: Additional Costs

SECTION IV – AI Special Terms and Conditions – 2R44AI079935-03

THIS AWARD CONTAINS GRANT SPECIFIC RESTRICTIONS. THESE RESTRICTIONS MAY ONLY BE LIFTED BY A REVISED NOTICE OF AWARD.

Restriction: Funds included in this award for research involving live vertebrate animals are restricted and may not be used for any other purpose without the written prior approval of the NIH awarding component. Under governing PHS Policy no funds may be drawn down from the payment system and no obligations made against federal funds for research involving live vertebrate animals prior to approval by the Office of Laboratory Animal Welfare (OLAW) of an Animal Welfare Assurance in accordance with the PHS Policy on Humane Care and Use of Laboratory Animals. This restriction applies to the applicant organization and all performance sites (e.g.,collaborating institutions, subcontractors, sub-grantees) lacking OLAW-approved Assurances, whether domestic, foreign or inter-institutional. If the applicant organization does not have an Animal Welfare Assurance and the animal work will be conducted at an institution with an Assurance, the grantee must obtain an Inter-institutional Assurance from OLAW. Animal Welfare Assurances must be submitted to OLAW not later than November 30, 2011. Failure to submit the Animal Welfare Assurance to OLAW within the required timeframe or to otherwise comply with the above requirements can result in suspension and/or termination of this award, withholding of support, audit disallowances, and/or other appropriate action.

This award is funded in accordance with the NIAID (SBIR or STTR) (Phase 1 cap of $300,000 or Phase 2 cap of $1,000,000) total costs per year.

The budget period anniversary start date for future year(s) will be August 1.

This award includes funds awarded for consortium activity with Lovelace Respiratory Research Institute in the amount of $149,200 Total Costs. Consortiums are to be established and administered as described in the NIH Grants Policy Statement (NIH GPS). The referenced section of the NIH Grants Policy Statement is available at http://grants.nih.gov/grants/policy/nihgps_2010/nihgps_ch15.htm#_Toc271265266, pages IIB-232 -236

This award includes funds awarded for consortium activity with SRI International in the amount of $180,000 Total Costs. Consortiums are to be established and administered as described in the NIH Grants Policy Statement (NIH GPS). The referenced section of the NIH Grants Policy Statement is available at
http://grants.nih.gov/grants/policy/nihgps_2010/nihgps_ch15.htm#_Toc271265266, pages IIB-232 -236

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INTELLECTUAL PROPERTY RIGHTS: Normally, the awardee organization retains the principal worldwide patent rights to any invention developed with United States Government support. Under Title 37 Code of Federal Regulations Part 401, the Government receives a royalty-free license for its use, reserves the right to require the patent holder to license others in certain circumstances, and requires that anyone exclusively licensed to sell the invention in the United States must normally manufacture it substantially in the United States.

Rights and obligations related to inventions created or reduced to practice as a result of this award are detailed in 35 U.S.C. 205 and 37 CFR Part 401. These inventions must be reported to the Extramural Invention Reporting and Technology Resources Branch, OPERA, NIH, 6701 Rockledge Drive, MSC 7750, Bethesda, MD 20892-7750, (301) 435-1986. For additional information, access the NIH link on the Interagency Edison web site (www.iedison.gov) which includes an electronic invention reporting system, reference information and the text to 37 CFR 401.

To the extent authorized by 35 U.S.C., Section 205, the Government will not make public any information disclosing an NIH-supported invention for a 4-year period to allow the awardee organization a reasonable time to file a patent application, nor will the Government release any information that is part of that patent application.

When purchasing equipment or products under this SBIR award, the grantee shall use only American-made items, whenever possible.

The fee provided as part of this Notice of Award is in addition to direct and facilities and administrative costs. The fee is to be drawn down from the DHHS Payment Management System in increments proportionate to the draw down of costs.

Allowable costs conducted by for-profit organizations will be determined by applying the cost principles of Contracts with Commercial Organizations set forth in 48 CFR, Subpart 31.2.

The Code of Federal Regulations (Title 45 Part 74.26) stipulates that a commercial organization is subject to audit requirements for a non-federal audit if, during its fiscal year, it expended $500,000 or more under HHS awards and at least one award is an HHS grant or subgrant. Therefore, the organization must have one grant or subgrant in order to be required to obtain a non-federal audit, but other HHS awards are included in the threshold calculations and the scope of the audit. (See threshold calculation examples, http://oamp.od.nih.gov/dfas/faqexamples.html.)

STAFF CONTACTS

The Grants Management Specialist is responsible for the negotiation, award and administration of this project and for interpretation of Grants Administration policies and provisions. The Program Official is responsible for the scientific, programmatic and technical aspects of this project. These individuals work together in overall project administration. Prior approval requests (signed by an Authorized Organizational Representative) should be submitted in writing to the Grants Management Specialist. Requests may be made via e-mail.

Grants Management Specialist: Dawn M. Mitchum
Email: dmitchum@niaid.nih.gov Phone: 301-451-2667 Fax: 301-493-0597

Program Official: Lawrence J. Prograis
Email: lprograis@niaid.nih.gov Phone: 301-496-1886 Fax: 301-480-1566

SPREADSHEET SUMMARY

GRANT NUMBER: 2R44AI079935-03

INSTITUTION: CALDERA PHARMACEUTICALS, INC.

Budget	Year 3	Year 4	Year 5
Salaries and Wages	$122,616	$73,962	$49,414
Fringe Benefits	$35,780	$21,582	$14,419
Supplies	$179,000	$163,200	$153,000
Travel Costs	$1,000	$1,000	$1,000
Consortium/Contractual Cost	$329,200	$407,900	$450,000
FEE	$65,366	$65,298	$65,034
TOTAL FEDERAL DC	$667,596	$667,644	$667,833
TOTAL FEDERAL F&A	$267,038	$267,058	$267,133
TOTAL COST	$1,000,000	$1,000,000	$1,000,000

Facilities and Administrative Costs	Year 3	Year 4	Year 5
F&A Cost Rate 1	40%	40%	40%
F&A Cost Base 1	$667,596	$667,644	$667,833
F&A Costs 1	$267,038	$267,058	$267,133

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Notice of Award
SMALL BUSINESS INNOVATION RESEARCH PROG Department of Health and Human Services National Institutes of Health NATIONAL CANCER INSTITUTE	Issue Date: 08/06/2010

Grant Number: 1R43CA150404-01

Principal Investigator(s): Benjamin P Warner, PHD

Project Title: XRpro Technology for the Detection and Evaluation of Carcinogens

Caldera Pharmaceuticals, Inc. 278 DP Road, Suite D
Los Alamos, NM 87544

Award e-mailed to: court@cpsci.com

Budget Period: 08/06/2010 — 08/05/2011
Project Period: 08/06/2010 — 08/05/2011

Dear Business Official:

The National Institutes of Health hereby awards a grant in the amount of $200,000 (see "Award Calculation" in Section I and "Terms and Conditions" in Section ill) to CALDERA PHARMACEUTICALS, INC. in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 42 CFR PART 52 15 USC 638 and is subject to the requirements of this statute and regulation and of other referenced, incorporated or attached terms and conditions.

Acceptance of this award including the "Terms and Conditions" is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

Each publication, press release or other document that cites results from NIH grant-supported research must include an acknowledgment of NIH grant support and disclaimer such as "The project described was supported by Award Number R43CA150404 from the National Cancer Institute. The content is solely the responsibility of the authors and does not necessarily represent the official views of the National Cancer Institute or the National Institutes of Health."

Award recipients are required to comply with the NIH Public Access Policy. This includes submission to PubMed Central (PMC), upon acceptance for publication, an electronic version of a final peer-reviewed, manuscript resulting from research supported in whole or in part, with direct costs from National Institutes of Health. The author's final peer-reviewed manuscript is defined as the final version accepted for journal publication, and includes all modifications from the publishing peer review process. For additional information, please visit http;//publicaccess nih.gov/.

Award recipients must promote objectivity in research by establishing standards to ensure that the design, conduct and reporting of research funded under NIH-funded awards are not biased by a conflicting financial interest of an Investigator. Investigator is defined as the Principal Investigator and any other person who is responsible for the design, conduct, or reporting of NIH-funded research or proposed research, including the Investigator's spouse and dependent children. Awardees must have a written administrative process to identify and manage financial conflict of interest and must inform Investigators of the conflict of interest policy and of the Investigators' responsibilities. Prior to expenditure of these awarded funds, the Awardee must report to the NIH Awarding Component the existence of a conflicting interest and within 60 days of any new conflicting interests identified after the initial report. Awardees must comply with these and all other aspects of 42 CFR Part 50, Subpart F. These requirements also apply to subgrantees, contractors, or collaborators engaged by the Awardee under this award. The NIH website http://grants.nih.gov/grants/policy/coi/index.htm provides additional information.

If you have any questions about this award, please contact the individual(s) referenced in Section IV.

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Sincerely yours,

Alice Chi Wong
Grants Management Officer
NATIONAL CANCER INSTITUTE

Additional information follows

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SECTION I — AWARD DATA — 1R43CA150404-01
Award Calculation (U.S. Dollars) Salaries and Wages
Fringe Benefits
Supplies
Travel Costs
Other Costs

Federal Direct Costs
Federal F&A Costs
Approved Budget
Fee
Federal Share
TOTAL FEDERAL AWARD AMOUNT

AMOUNT OF THIS ACTION (FEDERAL SHARE)
$58,142 $16,966 $30,000 $2,000 $3,000 $110,108 $77,373 $187,481 $12,519 $200,000 $200,000 $200,000

SUMMARY TOTALS FOR ALL YEARS
YR	THIS AWARD	CUMULATIVE TOTALS
'I	$200,000	$200,000

Fiscal Information: CFDA Number: EIN: Document Number: Fiscal Year:	93,393 1200982060A1 RCA 150404A 2010

IC	CAN	2010
CA	8472172	$200,000

NIH Administrative Data:
PCC: G4BE / OC: 414A / Processed: CHIA01 08/03/2010

SECTION II — PAYMENT/HOTLINE INFORMATION 1R43CA150404-01

For payment and HHS Ofof Inspector General Hotline information, see the NIH Home Page at
http://grants.nih.gov/grants/policy/awardconditions,htm

SECTION III — TERMS AND CONDITIONS — 1R43CA150404-01

This award is based on the application submitted to, and as approved by, NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a.	The grant program legislation and program regulation cited in this Notice of Award.
b.	Conditions on activities and expenditure of funds in other statutory requirements, such as those included in appropriations acts.
c.	45 CFR Part 74 or 45 CFR Part 92 as applicable.
d.	The NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.
e.	This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(See NIH Home Page at 'http://grants.nih.gov/grants/poricy/awardconditions.htm' for certain references cited above.)

An unobligated balance may be carried over into the next budget period without Grants Management Officer prior approval.

This grant is subject to Streamlined Noncompeting Award Procedures (SNAP).

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In accordance with P.L. 110-161, compliance with the NIH Public Access Policy is now mandatory. For more information, see NOT-OD-08-033 and the Public Access website: http://publicaccess.nin.govi,

This award represents the final year of the competitive segment for this grant. Therefore, see the NIH Grants Policy Statement (12/1/2003 version) for closeout requirements at: http://grants.riih,gov/ gr_ants/policy/nihgps 2003/NIHGPS_Part8.htm# Toc54600151.

A final Financial Status Report (FSR) (SF 269) must be submitted through the eRA Commons (Commons) within 90 days of the expiration date; see NIH Guide Notice NOT-OD-07-078 for additional information on this electronic submission requirement. The final FSR must indicate the exact balance of unobligated funds and may not reflect any unliquidated obligations. There must be no discrepancies between the final FSR and the Payment Management System's (PMS) Federal Cash Transaction Report (SF-272).

Furthermore, unless an application for competitive renewal is submitted, additional grant closeout documents consisting of a Final Invention Statement and Certification form (HHS 568), (not applicable to training, construction, conference or cancer education grants) and a final progress report must also be submitted within 90 days of the expiration date.

NIH also strongly encourages electronic submission of the final progress report and the final invention statement through the Closeout feature in the Commons. If the final progress report and final invention statement are not submitted electronically, copies of the HHS 568 form may be downloaded at: http://qrants.nih.gov/grants/forms,htm.

Submissions of the final progress report and HHS 568 may be e-mailed as PDF attachments to the NIH Central Closeout Center at: deascentralized@od.nih.gov

Paper submissions of the final progress report and the HHS 568 may be faxed to the NIH Central Closeout Center at 301.480-2304 or mailed to the NIH Central Closeout Center at the following address:

NIH/OD/OER/DEAS
Central Closeout Center
6705 Rockledge Drive, Room 2207
Bethesda, MD 20892-7987 (for regular or U.S. Postal Service Express mail)
Bethesda, MD 20817 (for other courier/express mail delivery only)

The final progress report should include, at a minimum, a summary of progress toward the achievement of the originally stated aims, a list of significant results (positive and/or negative), a list of publications and the grant number. If human subjects were included in the research, the final progress report should also address the following;

●	Report on the inclusion of gender and minority study subjects (using the gender and minority Inclusion Enrollment Form as provided in the PHS 2590 and available at http://grants.nih.qov/grantsfforms.htm).
●
Where appropriate, indicate whether children were involved in the study or how the study was relevant for conditions affecting children (see "Public Policy Requirements and Objectives-Requirements for Inclusiveness in Research Design-Inclusion of Children as Subjects in Clinical Research" in the PHS 398 at URL http://grants.nih.gov/grants/policy/nihops_2003/NIHGPS_Part5.htm#_Toc54600090)

●
Describe any data, research materials (such as cell lines, DNA probes, animal models), protocols, software, or other information resulting from the research that is available to be shared with other investigators and how it may be accessed.

Note, if this is the final year of a competitive segment due to the transfer of the grant to another institution, then not all the requirements stated above are applicable. Specifically a Final Progress Report is not required. However, a final FSR is required and should be submitted electronically as noted above. In addition, if not already submitted, the Final Invention Statement is required and should be sent directly the assigned Grants Management Specialist.

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SECTION IV — CA Special Terms and Conditions —1R43CA150404-01

REQUIREMENT: This award is subject to the requirements pertaining to the awardee's financial and business management systems, as set forth in the document entitled "SBIR/STTR FINANCIAL/ MANAGEMENT SYSTEMS
REQUIREMENTS," which was enclosed in Mr. Leo F. Buscher?s e-mailed letter dated 7/21/2010 to the Authorized Organization Representative, and which is hereby incorporated by reference.

Prior to drawing down funds for this award from the payment management system, the awardee is required to have in place written policies and procedures for financial and business management systems that comply with the standards set forth in "SBIRISTTR FINANCIAL/MANAGEMENT SYSTEMS REQUIREMENTS," and must follow those policies and procedures for the duration of this project.

An additional hard copy of the document, "SBIR/STTR FINANCIAL/MANAGEMENT SYSTEMS REQUIREMENTS," can be obtained by contacting the grants management specialist identified on the award notice.

REQUIREMENT: The awardee is required to establish a positive time and effort reporting system to document personnel costs charged to this project as direct costs.

REQUIREMENT: A separate project ledger must be established to accumulate and monitor the direct costs of this grant-supported project by budget category.

REQUIREMENT: In accordance with the Travel Expenses Act of 1985, reimbursement for travel expenses charged to this grant may not exceed Federal travel and per diem limitations. GSA Travel Regulations are available on the Internet at: http://www.gsa.gov/Portal/gsa/ep/ohannelView.do?pageTypeld=17113&channelPage=%2Fep %2Fchannel%2Fgsa0verview.jsp&channelld=-24564

INFORMATION: This award, including the budget and the budget period, has been discussed between Jacquelyn Boudjeda of the National Cancer Institute and Benjamin Warner on 8/2/2010.

INFORMATION: Intellectual property rights: Normally the awardee organization retains the principal worldwide patent rights to any invention developed with United States Government support. Under Title 37 Code of Federal Regulations Part 401, the Government receives a royalty-free license for its use, reserves the right to require the patent holder to license others in certain circumstances, and requires that anyone exclusively licensed to sell the invention in the United States must normally manufacture it substantially in the United States.

Rights and obligations related to inventions created or reduced to practice as a result of this award are detailed in 35 U.S.C. 205 and 37 CFR Part 401. These inventions must be reported to the Extramural Invention Reporting and Technology Resources Branch, OPERA, NIH, 6705 Rockledge Drive, MSC 7980, Bethesda, MD 20892-7080, (301) 435-1986. For additional information, access the NIH link on the Interagency Edison web site (vvwwjedison.gov) which includes an electronic invention reporting system, reference information and the text to 37 CFR 401.

To the extent authorized by 35 U.S.C., Section 205, the Government will not make public any information disclosing an NIH-supported invention for a 4-year period to allow the awardee organization a reasonable time to file a patent application, nor will the Government release any information that is part of that patent application.

INFORMATION: Prior approval to implement budgetary and programmatic changes, where required by HHS Policy, must be obtained in writing from the Grants Management contact shown on this Notice of Award.

INFORMATION: Advances of Federal funds must be maintained in a Federally insured and interest bearing account. Questions concerning access to the HHS Payment Management System (http://www.dpm.psc.gov) should be directed to the PMS office at (877) 614-5533.

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INFORMATION: Allowable costs conducted by for-profit organizations will be determined by applying the cost principles of Contracts with Commercial Organizations set forth in 48 CFR, Subpart 31.2.

INFORMATION: The fee provided as part of this Notice of Award is in addition to direct and facilities and administrative costs. The fee is to be drawn down from the HFIS Payment Management System in increments proportionate to the draw down of costs.

INFORMATION: In accordance with the National Cancer Institute's (NCI's) Fiscal Year (FY) 2010 funding policies, this award has been issued at 100% of the adjusted requested level*. Future year committed levels have been adjusted accordingly.

*adjusted requested level: The requested level of support with adjustments made in accordance with the budget narrative in the summary statement and applicable grant policies.

Spreadsheets used to calculate this award are available upon request.

INFORMATION: Future year total cost commitments appearing on the award notice under "Recommended Future Year Total Cost Support" have been calculated by applying the negotiated facilities and administrative cost rate(s) in effect at the time of this FY 2010 award to the committed total direct cost level for each future year.

INFORMATION: The Initial Review Group has made the following budget recommendations: Support recommended for the remainder of the project period has been reduced from 2 years to 1 year. Accordingly, this award reflects no future years of support.

STAFF CONTACTS

The Grants Management Specialist is responsible for the negotiation, award and administration of this project and for interpretation of Grants Administration policies and provisions. The Program Official is responsible for the scientific, programmatic and technical aspects of this project. These individuals work together in overall project administration. Prior approval requests (signed by an Authorized Organizational Representative) should be submitted in writing to the Grants Management Specialist. Requests may be made via e-mail.

Grants Management Specialist: Jacquelyn Boudjeda
Email: boudjedaj©mail.nih.gov Phone: 301-496-1204 Fax: 301-496-8601

Program Official: Gregory Evans
Email: evansgl@mail.nih.gov Phone: 301-594-8807 Fax: 301-480-4082

SPREADSHEET SUMMARY
GRANT NUMBER: 1R43CA150404-01

INSTITUTION: CALDERA PHARMACEUTICALS, INC.

Budget	Year 1
Salaries and Wages	$58,142
Fringe Benefits	$16,966
Supplies	$30,000
Travel Costs	$2,000
Other Costs	$3,000
FEE	$12,519
TOTAL FEDERAL DC	$110,108
TOTAL FEDERAL F&A	$77,373
TOTAL COST	$200,000

Facilities and Administrative Costs	Year 1
F&A Cost Rate 1	70.27%
F&A Cost Base 1	$110,108
F&A Costs 1	$77,373

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